Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated effective as of May 30, 2023 by and between NexGenAI Holding Group, Inc. (“Parent”), and Adamas One Corp., (the “Company” or “JEWL”). Parent and JEWL are referred to collectively in the Agreement as the “Parties,” and individually as a “Party.”

BACKGROUND

A.           Parent currently owns 100% of the outstanding shares of NexGenAI Solutions Group, Inc. (“Solutions”), a non-public Delaware corporation. Parent wishes to exchange a 9.99% equity stake (990 shares of common stock) in Solutions (“Solutions Equity”), for shares of common stock of JEWL pursuant to the schedule attached at Exhibit A (the “JEWL Shares”) (the “Exchange”). Shares of common stock of JEWL trade on NASDAQ.

B.	JEWL wishes to effect such Exchange upon the terms and conditions set forth in this Agreement.

AGREEMENTS

In consideration of the forgoing and the promises and agreements contained herein, the parties agree as follows:

1.	Exchange. Subject to the terms and conditions hereinafter set forth, at the Closing of the transaction contemplated hereby:

(a)	The Closing of this transaction is dependent upon the following conditions precedent:

(i)	the completion of due diligence by each of Parent and JEWL and

(ii)	the parties’ evaluation of the intention that the Exchange qualify as a tax-free exchange.

(b)       The Closing of the transactions contemplated by this Agreement (“Closing”), shall occur when all executed documents have been received by the parties, within three (3) business days of Closing JEWL will instruct its transfer agent to issue the first tranche of JEWL common Shares to Parent.

2.	Parent’s Representations. Parent hereby represents, warrants and acknowledges and agrees with the following:

(a)       Parent has received all information it considers necessary or advisable to make a decision concerning the exchange of the Solutions Equity and has had an opportunity to review all documents relating to the JEWL Shares that Parent deems necessary in the decision to exchange its Solutions Equity for the JEWL Shares.

(b)       Parent or Parent’s representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable Parent to utilize the information made available to Parent to evaluate the merits and risks of an investment in JEWL Shares and to make an informed decision with respect thereto.

(c)       Parent recognizes that investment in the JEWL Shares involves substantial risks, including loss of the entire amount of such investment, has taken full cognizance of and understands all of the risks related to an exchange of the Solutions Equity and further recognizes that no Federal or state agencies have made any finding or determination as to the fairness of this investment or any recommendations or endorsement of the JEWL Shares.

(d)       Parent acknowledges that the JEWL Shares are restricted and cannot be resold until they are registered with the SEC or qualify for an exemption from registration.

(e)       Parent is acquiring the JEWL Shares for its own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(f)       Parent is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

3.	JEWL’s Representations. JEWL hereby represents, warrants and acknowledges and agrees with the following:

(a)       the JEWL Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the JEWL Shares shall be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(b)       JEWL or JEWL’s representative, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable JEWL to evaluate the merits and risks of an investment in the Solutions Equity and to make an informed decision with respect thereto. JEWL has reviewed all information and documents JEWL considers necessary or advisable to make a decision concerning the exchange of the JEWL Shares for the Solutions Equity and has taken full cognizance of and understands all of the risks related to the ownership and exchange contemplated hereunder. JEWL further recognizes that no federal or state agencies have made any finding or determination as to the fairness of this investment or any recommendations or endorsement of the Solutions Equity.

(c)       JEWL will maintain “current public information” as that term is defined in the 1933 Act and remain compliant with the market on which its shares of stock trade and all applicable governmental and regulatory agencies.

4.	Understandings. The Parties further acknowledge and agree as follows:

(a)       No person or entity acting on behalf, or under the authority, of the Parties is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with this Agreement. The Parties hereby represent and warrant that there has been no act or omission by the Parties which would give rise to any valid claim against any of the Parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

(b)       JEWL has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of JEWL and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of JEWL to perform any of its obligations under this Agreement in any material respect.

(c)       JEWL Shares and the Solutions Equity are validly issued and fully-paid; and neither the Party will take any action to cancel or encumber the JEWL Shares and/or the Solutions Equity.

(d)       IN MAKING A DECISION TO EXCHANGE THE SOLUTIONS EQUITY FOR JEWL SHARES, THE PARTIES ARE RELYING ON THEIR OWN EXAMINATION OF THE MERITS AND RISKS INVOLVED. NEITHER THE SOLUTIONS EQUITY NOR JEWL SHARES HAVE BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION NOR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NEITHER PARTY MAKES ANY REPRESENTATIONS ABOUT THE SOLUTIONS EQUITY, JEWL, THE JEWL SHARES OR SOLUTIONS.

(e)       Each Party understands that (i) the sale or re-sale of the Solutions Equity and JEWL Shares, respectively, has not been registered under the 1933 Act or any applicable state securities laws, and the shares assigned and issued may not be transferred unless (a) the shares are sold pursuant to an effective registration statement under the 1933 Act, (b) each Party shall have delivered to the other Party, at the cost of the Party requesting free trading status, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, provided that the requirements under such exemption are met, (c) the shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Party holding the shares who agrees to sell or otherwise transfer the shares only in accordance with this Section 2(d); (ii) any sale of such shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Party nor any other person is under any obligation to register such shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(f)       The issuance of the JEWL Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) and/or 4(a)(5) thereof and the exchange of the JEWL Shares for the Solutions Equity constitutes an exchange under Section 3(a)(9) of the Securities Act. Parent understands that the JEWL Shares constitutes “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the JEWL Shares can be sold or transferred unless first registered under the Securities Act and such state and other securities laws as may be applicable or an opinion of counsel that an exemption from registration under the Securities Act is obtained.

(g)       This Agreement has been duly authorized, validly executed and delivered on behalf of each of the Parties and is a valid and binding agreement and obligation of each of the Parties enforceable against each Party in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Party has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(h)       Waiver, Amendment, Indemnification. Neither this Agreement nor any provisions hereof shall be modified, amended, discharged or terminated except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same on any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement of by law or otherwise afforded, will be cumulative and not alternative.

5.	Miscellaneous.

(a)       Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, addressed to the Party at the address set forth on the signature page.

Either Party may change its address for notices under this Agreement by written notice to the other Party of such new address, delivered pursuant to this Section 5(a).

(b)       THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER DETERMINED, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES; PROVIDED, HOWEVER, THAT ALL LAWS PERTAINING OR RELATING TO CORPORATE GOVERNANCE OF THE COMPANY SHALL BE CONSTRUED IN ACCORDANCE AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ITS FORMATION WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF ITS FORMNATION TO THE CORPORATE GOVERNANCE OF THE COMPANY.

(c)       In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing Party shall be entitled to be reimbursed by the opposing Party for all of the prevailing Party’s attorney’s fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

(d)       This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof. There are no promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)       In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

Whereas, the Parties hereto have executed this Exchange Agreement as of the date first above written.

NEXGENAI HOLDING GROUP, INC.	ADAMAS ONE CORP.

By:	By:

Name:	Name:

Title:	Title:

Address:	Address:

EXHIBIT A

EXCHANGE TRANCHES